CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Equity Trust of our report dated March 20, 2018, relating to the financial statements and financial highlights, which appears in QS Growth Fund, QS Moderate Growth Fund, QS Conservative Growth Fund, and QS Defensive Growth Fund’s Annual Report on Form N-CSR for the year ended January 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

May 23, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our reports dated March 17, 2017 with respect to the financial statements of QS Conservative Growth Fund, QS Defensive Growth Fund, QS Growth Fund, and QS Moderate Growth Fund, each a series of the Legg Mason Partners Income Trust, as of January 31, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

New York, New York

May 23, 2018

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